                         NOTICE OF GUARANTEED DELIVERY

                                      FOR

                       TENDER OF SHARES OF COMMON STOCK
                    (INCLUDING THE ASSOCIATED COMMON STOCK
                               PURCHASE RIGHTS)

                                      OF

                           FIRST INTERSTATE BANCORP

                                      TO

                             WELLS FARGO & COMPANY
                   (NOT TO BE USED FOR SIGNATURE GUARANTEE)

  As set forth under "The Offer--Procedure for Tendering" in the Prospectus, dated January , 1996 (the "Prospectus"), this form or one substantially equivalent hereto must be used to accept the Offer (as defined below) if certificates for shares of Common Stock, par value $2.00 per share (the "Shares"), of First Interstate Bancorp, a Delaware corporation ("First Interstate"), including the associated common stock purchase rights (the "Rights") issued pursuant to the Rights Agreement, dated as of November 21, 1988, between First Interstate and First Interstate Bank of California, as successor Rights Agent, are not immediately available, if the certificates and all other required documents cannot be delivered to the Exchange Agent prior to the Expiration Date (as defined in the Prospectus), or if the procedure for book-entry transfer cannot be completed on a timely basis. Such form may be delivered by hand or transmitted by telegram, facsimile transmission or mail to the Exchange Agent, and must include a guarantee by an Eligible Institution (as defined in the Prospectus). See "The Offer--Procedure for Tendering" in the Prospectus.

                     The Exchange Agent for the Offer is:

                          FIRST CHICAGO TRUST COMPANY
                                  OF NEW YORK

        By Mail:          By Facsimile Transmission       By Hand or Overnight
                        (for EligibleInstitutions only):        Delivery:

   Tenders & Exchanges      Fax: (201) 222-4720 or 4721   Tenders & Exchanges
        Suite 4660                                          Suite 4680-FIB
                          Confirm Facsimile Transmission
      P.O. Box 2563               by Telephone:             14 Wall Street
 Jersey City, NJ 07303-2563                                    8th Floor
                                (201) 222-4707         New York, New York 10005

                               ----------------

  DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

  THIS FORM IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN ELIGIBLE INSTITUTION UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

Ladies and Gentlemen:

  The undersigned hereby tenders to Wells Fargo & Company, a Delaware corporation, upon the terms and subject to the conditions set forth in the Prospectus dated January , 1996 and in the related Letter of Transmittal (which together constitute the "Offer"), receipt of which is hereby acknowledged, the number of Shares shown in the Box below pursuant to the guaranteed delivery procedures set forth under "The Offer--Procedure for Tendering" in the Prospectus.


                   Shares
         ----------

Certificate Nos.                          Name(s) of Record Holder(s)
for Shares                                _____________________________________
(if available) ______________________
                                          _____________________________________
_____________________________________            (PLEASE TYPE OR PRINT)

                                          Address(es) _________________________


                                          _____________________________________
                                                                     (ZIP CODE)


CHECK ONE BOX IF SHARES                   Area Code and Tel. No(s). ___________

WILL BE TENDERED BY BOOK-ENTRY
TRANSFER:                                 _____________________________________


[_] The Depository Trust Company          Signature(s) ________________________
[_] Midwest Securities Trust Company
[_] Philadelphia Depository Trust         _____________________________________
Company
                                          Dated _________________________, 1996
Account Number ______________________

                    THE GUARANTEE BELOW MUST BE COMPLETED.
                                   GUARANTEE
                   (NOT TO BE USED FOR SIGNATURE GUARANTEE)

  The undersigned, a financial institution which is a participant in the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Program or the Stock Exchange Medallion Program, guarantees (a) that the above named person(s) has (have) a "net long position" in the Shares tendered hereby within the meaning of Rule 14e-4 under the Securities Exchange Act of 1934, as amended, and (b) to deliver to the Exchange Agent, at one of its addresses set forth above, certificates representing the Shares tendered hereby, in proper form for transfer, or confirmation of book-entry transfer of such Shares into the Exchange Agent's accounts at The Depository Trust Company, the Midwest Securities Trust Company or the Philadelphia Depository Trust Company, in each case with delivery of a properly completed and duly executed Letter of Transmittal (or a facsimile copy thereof), or an Agent's Message (as defined in the Prospectus) in the case of book-entry transfer, and any other documents required by the Letter of Transmittal, within three New York Stock Exchange, Inc. trading days of the date hereof.

Name of Firm ________________________     _____________________________________
                                                 (AUTHORIZED SIGNATURE)
Address _____________________________     Title _______________________________

_____________________________________     Name ________________________________
                           (ZIP CODE)            (PLEASE TYPE OR PRINT)

Area Code and Tel. No. ______________     Dated ________________________ , 1996

NOTE: DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE. SHARE CERTIFICATES
       SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.